Exhibit 99.2

SOUNDHOUND AI, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$95,260	$9,245
Accounts receivable, net of allowances of $203 and $109 as of December 31, 2023 and 2022, respectively	4,050	3,414
Prepaid expenses	924	2,514
Contract assets and unbilled revenue, net	11,780	1,671
Other current assets	1,528	859
Total current assets	113,542	17,703
Restricted cash equivalents, non-current	13,775	230
Right-of-use assets	5,210	8,119
Property and equipment, net	1,515	3,447
Deferred tax asset	11	55
Contract assets and unbilled revenue, non-current, net	16,492	7,041
Other non-current assets	577	1,391
Total assets	$151,122	$37,986

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,653	$2,798
Accrued liabilities	13,884	8,537
Operating lease liabilities	2,637	3,282
Finance lease liabilities	121	160
Income tax liability	1,618	1,314
Deferred revenue	4,310	5,812
Notes payable	—	16,668
Total current liabilities	24,223	38,571

Operating lease liabilities, net of current portion	3,089	5,715
Deferred revenue, net of current portion	4,910	7,543
Notes payable, net of current portion	84,312	18,299
Other non-current liabilities	6,420	4,423
Total liabilities	122,954	74,551
Commitments and contingencies (Note 7)

Stockholders’ equity (deficit):
Series A Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; 475,005 and 0 shares issued and outstanding, aggregate liquidation preference of $16,227 and $— as of December 31, 2023 and December 31, 2022, respectively	14,187	—
Class A Common Stock, $0.0001 par value; 455,000,000 shares authorized; 216,943,349 and 160,297,664 shares issued and outstanding as of December 31, 2023 and 2022, respectively	22	16
Class B Common Stock, $0.0001 par value; 44,000,000 shares authorized; 37,485,408 and 39,735,408 shares issued and outstanding as of December 31, 2023 and 2022, respectively	4	4
Additional paid-in capital	606,135	466,857
Accumulated deficit	(592,379)	(503,442)
Accumulated other comprehensive income	$199	—
Total stockholders’ equity (deficit)	28,168	(36,565)
Total liabilities and stockholders’ equity (deficit)	$151,122	$37,986

The accompanying notes are an integral part of these consolidated financial statements.

SOUNDHOUND AI, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

	Year Ended December 31,
	2023	2022	2021
Revenues	$45,873	$31,129	$21,197
Operating expenses:
Cost of revenues	11,307	9,599	6,585
Sales and marketing	18,893	20,367	4,240
Research and development	51,439	76,392	59,178
General and administrative	28,285	30,443	16,521
Restructuring	4,557	—	—
Total operating expenses	114,481	136,801	86,524
Loss from operations	(68,608)	(105,672)	(65,327)

Other expense, net:
Interest expense	(17,570)	(6,893)	(8,342)
Other income (expense), net	1,155	(1,259)	(5,415)
Total other expense, net	(16,415)	(8,152)	(13,757)
Loss before provision for income taxes	(85,023)	(113,824)	(79,084)
Provision for income taxes	3,914	2,889	456
Net loss	(88,937)	(116,713)	(79,540)
Cumulative dividends attributable to Series A Preferred Stock	(2,774)	—	—
Net loss attributable to SoundHound common shareholders	(91,711)	(116,713)	(79,540)

Other comprehensive loss:
Unrealized gains on investments	199	—	1
Comprehensive loss	$(91,512)	$(116,713)	$(79,539)

Net loss per share:
Basic and diluted	$(0.40)	$(0.74)	$(1.18)

Weighted-average common shares outstanding:
Basic and diluted	229,264,904	157,317,695	67,255,538

The accompanying notes are an integral part of these consolidated financial statements.

SOUNDHOUND AI, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2023	2022	2021
Cash flows from operating activities:
Net loss	$(88,937)	$(116,713)	$(79,540)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,313	4,037	5,502
Stock-based compensation	27,931	28,792	6,322
Loss on change in fair value of ELOC program	1,901	1,075	—
Change in fair value of derivative and warrant liability	—	606	4,920
Amortization of debt issuance costs	5,400	2,287	4,746
Non-cash lease amortization	3,346	3,189	3,586
Loss on debt extinguishment	837	—	—
Foreign currency gain/loss from remeasurement	143
Deferred income taxes	30	2,127	112
Other, net	93	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	(627)	(1,354)	1,515
Prepaid expenses	1,590	(1,238)	(168)
Other current assets	(821)	299	(917)
Contract assets	(19,578)	(8,658)	—
Other non-current assets	671	(274)	(1,470)
Accounts payable	(1,162)	302	424
Accrued liabilities	4,266	116	3,671
Operating lease liabilities	(3,657)	(3,912)	(3,565)
Deferred revenue	(4,135)	(7,646)	(10,281)
Other liabilities	2,131	2,946	(1,034)
Net cash used in operating activities	(68,265)	(94,019)	(66,177)

Cash flows from investing activities:
Purchases of property and equipment	(392)	(1,329)	(636)
Net cash used in investing activities	(392)	(1,329)	(636)

Cash flows from financing activities:
Proceeds from the issuance of Series A Preferred Stock, net of issuance costs	24,942	—	—
Proceeds from sales of common stock under the ELOC program, net of issuance cost	71,615	—	—
Proceeds from sales of common stock under the Sales Agreement	12,412	—	—
Proceeds from issuance of debt, net of issuance costs	85,087	—	44,738
Proceeds from the issuance of common stock	9,369	4,160	2,490
Proceeds from Business Combination and PIPE, net of transaction costs	—	90,689	—
Payments on notes payable	(35,029)	(11,545)	—
Payments on finance leases	(159)	(1,303)	(2,575)
Net cash provided by financing activities	168,237	82,001	44,653
Effects of exchange rate changes on cash	(20)	—	—
Net change in cash, cash equivalents, and restricted cash equivalents	99,560	(13,347)	(22,160)
Cash, cash equivalents, and restricted cash equivalents, beginning of year	9,475	22,822	44,982
Cash, cash equivalents, and restricted cash equivalents, end of year	$109,035	$9,475	$22,822

Reconciliation to amounts on the consolidated balance sheets:
Cash and cash equivalents	$95,260	$9,245	$21,626
Current portion of restricted cash equivalents	—	—	460
Non-current portion of restricted cash equivalents	13,775	230	736
Total cash, cash equivalents, and restricted cash equivalents shown in the consolidated statements of cash flows	$109,035	$9,475	$22,822

SOUNDHOUND, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS — Continued

For the Year Ended December 31, 2023 and 2022

(In thousands)

	Year Ended December 31,
	2023	2022	2021
Supplemental disclosures of cash flow information:
Cash paid for interest	$11,984	$4,364	$2,631
Cash paid for income taxes	$2,356	$1,044	$263

Noncash investing and financing activities:
Conversion of convertible preferred stock to common stock	$10,755	$—	$—
Debt discount through issuance of common stock warrants	$4,136	$—	$4,367
Issuance of common stock to settle commitment shares related to the ELOC program	$915
Conversion of redeemable convertible preferred stock to common stock pursuant to Business Combination	$—	$279,503	$—
Conversion of convertible note into common stock pursuant to Business Combination	$—	$20,239	$—
Operating lease liabilities arising from obtaining right-of-use assets	$—	$650	$3,422
Operating lease liabilities and right-of-use assets through adoption of ASC 842	$—	$—	$11,428
Issues of series C redeemable convertible preferred stock for exercise of warrants	$—	$—	$5,816
Property and equipment acquired under finance leases or debt	$—	$—	$584

The accompanying notes are an integral part of these consolidated financial statements.

4